EXHIBIT 1

                                  AMENDED AND RESTATED
                                  DECLARATION OF TRUST
                                         OF
                               BERGER OMNI INVESTMENT TRUST
                   (formerly known as THE OMNI INVESTMENT FUND)

                           Original Date: April 19, 1990
            As Amended and Restated through: February 14, 1997

                        TABLE OF CONTENTS

ARTICLE I  NAME AND DEFINITIONS. . . . . . . . . . . .2
     NAME AND PRINCIPAL PLACE OF BUSINESS. . . . . . .2
     DEFINITIONS. . . . . . . . . . . . . . . . . . . 2

ARTICLE II   PURPOSE OF TRUST. . . . . . . . . . . .3

ARTICLE III  BENEFICIAL INTEREST. . . . . . . . . . 3

     SHARES OF BENEFICIAL INTEREST. . . . . . . . . . 3
     ESTABLISHMENT OF SERIES AND CLASSES. . . . . . . 4
     OWNERSHIP OF SHARES. . . . . . . . . . . . . . . 4
     INVESTMENT IN THE TRUST. . . . . . . . . . . . . 4
     ASSETS AND LIABILITIES OF SERIES AND CLASSES. . .4
     NO PREEMPTIVE RIGHTS. . . . . . . . . . . . . . .5
     STATUS OF SHARES AND LIMITATION OF PERSONAL
     LIABILITY. . . . . . . . . . . . . . . . . . . . 5

ARTICLE IV   THE TRUSTEES. . . . . . . . . . . . . .6

     MANAGEMENT OF THE TRUST. . . . . . . . . . . . . 6
     ELECTION: INITIAL TRUSTEES. . . . . . . . . . . .6
     TERM OF OFFICE OF TRUSTEES. . . . . . . . . . . .6
     RESIGNATION AND APPOINTMENT OF TRUSTEES. . . . . 7
     TEMPORARY ABSENCE OF TRUSTEE. . . . . . . . . . .7
     NUMBER OF TRUSTEES. . . . . . . . . . . . . . . .7
     EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE. 8
     OWNERSHIP OF ASSETS OF THE TRUST. . . . . . . . .8

ARTICLE V    POWERS OF THE TRUSTEES. . . . . . . . . . . 8

     POWERS. . . . . . . . . . . . . . . . . . . . . .8
     TRUSTEES AND OFFICERS AS SHAREHOLDERS. . . . . .11
     ACTION BY THE TRUSTEES. . . . . . . . . . . . . 11
     CHAIRMAN OF THE TRUSTEES. . . . . . . . . . . . 11

ARTICLE VI   EXPENSES OF THE TRUST. . . . . . . . . 11

     TRUSTEE REIMBURSEMENT. . . . . . . . . . . . . . 11

ARTICLE VII  INVESTMENT ADVISER, PRINCIPAL UNDERWRITER
               AND TRANSFER AGENT. . . . . . . . . .  12

     INVESTMENT ADVISER. . . . . . . . . . . . . . .  12
     PRINCIPAL UNDERWRITER. . . . . . . . . . . . . . 13
     TRANSFER AGENT. . . . . . . . . . . . . . . . .  13
     PARTIES TO CONTRACT. . . . . . . . . . . . . . . 13
     PROVISIONS AND AMENDMENTS. . . . . . . . . . . . 13

ARTICLE VIII SHAREHOLDERS' VOTING POWERS AND
               MEETINGS. . . . . . . . . . . . . . . .14

     VOTING POWERS. . . . . . . . . . . . . . . . . . 14
     MEETINGS. . . . . . . . . . . . . . . . . . . .  14
     QUORUM AND REQUIRED VOTE. . . . . . . . . . . .  15

ARTICLE IX   CUSTODIAN. . . . . . . . . . . . . . . 15

     APPOINTMENT AND DUTIES. . . . . . . . . . . . .  15
     CENTRAL CERTIFICATE SYSTEM. . . . . . . . . . .  16

ARTICLE X            DISTRIBUTIONS AND REDEMPTIONS. . . . . 16

     DISTRIBUTIONS. . . . . . . . . . . . . . . . . .16
     REDEMPTION OF SHARES. . . . . . . . . . . . . . 17
     DETERMINATION OF NET ASSET VALUE AND VALUATION
     OF PORTFOLIO ASSETS. . . . . . . . . . . . . . .17
     SUSPENSION OF THE RIGHT OF REDEMPTION. . . . . .18
ARTICLE XI   COMPENSATION AND LIMITATION OF LIABILITY
               OF TRUSTEES COMPENSATION. . . . . . . .18

     LIMITATION OF LIABILITY. . . . . . . . . . . . . 18

ARTICLE XII  INDEMNIFICATION. . . . . . . . . . . . 19

     COVERED PERSONS. . . . . . . . . . . . . . . . . 19
     SHAREHOLDERS. . . . . . . . . . . . . . . . . .  21

ARTICLE XIII MISCELLANEOUS. . . . . . . . . . . . . 21

     TRUST NOT A PARTNERSHIP; TRUSTEES, SHAREHOLDERS,
         ETC.NOT PERSONALLY LIABLE; NOTICE. . . . . . 21
     TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE,
     NO BOND OR SURETY. . . . . . . . . . . . . . . . 22
     ESTABLISHMENT OF RECORD DATES.. . . . . . . . . .22
     TERMINATION OF TRUST. . . . . . . . . . . . . . .23
     FILING OF COPIES, REFERENCES, HEADINGS,
     GENDER, ETC.. . . . . . . . . . . . . . . . . . .23
     APPLICABLE LAW. . . . . . . . . . . . . . . . .  24
     AMENDMENTS. . . . . . . . . . . . . . . . . . .  24
     FISCAL YEAR. . . . . . . . . . . . . . . . . . . 24
     SEVERABILITY. . . . . . . . . . . . . . . . . .  25


                      AMENDED AND RESTATED
                      DECLARATION OF TRUST

                     DATE: February 14, 1997


     AMENDED AND RESTATED DECLARATION OF TRUST (the "Declaration of Trust"), made February 14, 1997, by Robert H. Perkins,
Gregory E. Wolf, Burt W. Engelberg, John R. Hall and Keith L.
Cook, as Trustees, and by the undersigned, as settlor.


                            RECITALS
                            ________

     1. This Trust was organized as a Massachusetts business trust on April 19, 1990 when its original Declaration of Trust was filed with the Secretary of State of the Commonwealth of Massachusetts.

     2. On September 30, 1994, the original Declaration of Trust was amended and restated by the Trustees in accordance with
Article XIII, Section 7 thereof for the purpose of reducing the par value per share of the Trust from $0.10 to $0.01 as a result of a 10 for 1 subdivision of the Trust's shares outstanding at that time.

     3. On December 12, 1996, the Amended and Restated Declaration of Trust (adopted on September 30, 1994), was amended and restated by the Trustees in accordance with Article XIII, Section 7 thereof for the purpose of supplying omissions, curing defects and correcting or supplementing any defective or inconsistent provisions.

     3. Pursuant to Article XIII, Section 7 of the Amended and Restated Declaration of Trust (adopted on December 12, 1996), this Amended and Restated Declaration of Trust (adopted on the date hereof) restates and integrates and further amends the Amended and Restated Declaration of Trust (adopted on December 12, 1996).

     4. The text of the Amended and Restated Declaration of Trust, as heretofore amended or supplemented, is hereby restated and further amended to read in its entirety as follows:

     NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust fund hereunder shall be held and managed in trust under this Declaration of Trust as herein set forth below.

                            ARTICLE I

                      NAME AND DEFINITIONS

NAME AND PRINCIPAL PLACE OF BUSINESS

     1. This Trust shall be known as the "Berger Omni Investment Trust", and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine. The principal place of business of the Trust shall be Suite 818, 53 West Jackson Boulevard, Chicago, Illinois, or such other place as the Trustees may from time to time determine.

DEFINITIONS

     2. Wherever used herein, unless otherwise required by the context or specifically provided:

     (a) The terms "Affiliated Person", "Assignment", "Commission", "Interested Person", "Majority Shareholder Vote" (the 67 percent or 50 percent requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) and "Principal Underwriter" shall have the meanings given them in the 1940 Act;

     (b) "Bylaws" means the Bylaws of the Trust, as amended from time to time;

     (c) "Class" means any class of Shares of a Series established pursuant to Article III;

     (d) "Net Asset Value" means the net asset value of each Series of the Trust determined in the manner provided in Article
X, Section 3;

     (e) "Series" means a series of Shares established pursuant to Article III;

     (f)     "Shareholder" means a record owner of Shares;

     (g) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest of each Series or Class shall be divided from time to time, and includes fractions of shares as well as whole shares consistent with the requirements of Federal and/or other securities laws;

     (h) The "Trust" refers to The Omni Investment Fund and reference to the Trust, when applicable to one or more Series of the Trust, shall refer to any such Series;

     (i) The "Trustees" refer to the individual Trustees in their capacity as trustees hereunder of the Trust and their successor or successors for the time being in office as such trustee or trustees; and

     (j) The "1940 Act" refers to the Investment Company Act of 1940 and the rules and regulations promulgated thereunder by the Securities and Exchange Commission, all as amended from time to time.

                           ARTICLE II

                        PURPOSE OF TRUST

     1. The purpose of this Trust is to provide investors a continuous source of managed investment in securities and debt instruments selected by the Trustees or by an investment adviser under their direction to carry out the investment policies and achieve the investment objectives of the Trust or any Series thereof.

                           ARTICLE III

                       BENEFICIAL INTEREST

SHARES OF BENEFICIAL INTEREST

     1. The beneficial interest in the Trust shall be divided into such transferable Shares which may be of one or more separate and distinct Series or Classes established by the Trustees from time to time. The number of Shares of each Series or Class is unlimited and each Share shall have $0.01 par value or be without par value, as determined by resolution of the Trustees and, when duly issued and paid for in accordance with the terms and conditions of the Trust, shall be fully paid and nonassessable. The Trustees shall have full power and authority, in their sole discretion and without obtaining any prior authorization or vote of the Shareholders of the Trust: (a) to issue original or additional Shares at such times and for the amount and type of consideration and on such terms and conditions as they deem appropriate; (b) to establish and to change in any manner Shares of any Series or Classes with such preferences, terms of conversion, exchange privileges, voting powers, rights and privileges as the Trustees may determine (but without a vote of a majority of the outstanding Shares of the Series or Class, as the case may be, voting as a class, the Trustees may not change outstanding Shares in a manner materially adverse to the Shareholders of such Shares); (c) to divide or combine the Shares of any Series or Classes into a greater or lesser number; (d) to classify or reclassify any issued Shares into one or more Series or Classes of Shares; (e) to abolish any one or more Series or Classes of Shares; (f) to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses; (g) to issue fractional Shares and Shares held in the treasury; and (h) to take such other action consistent with the foregoing with respect to the Shares as the Trustees may deem desirable.

ESTABLISHMENT OF SERIES AND CLASSES

     2. The Trust shall consist of one or more Series. The establishment of any Series shall be effective upon the adoption of a resolution of the Trustees setting forth such establishment and designation. The Trustees may divide the Shares of any Series into Classes. In such case, each Class of a Series shall represent interests in the assets of that Series. The Trustees by resolution may designate the relative rights and preferences of the Shares of each Series or Class. The Trust shall maintain separate and distinct records for each Series and hold and account for the assets thereof separately from the other assets of the Trust or of any other Series. A Series may issue any number of Shares and need not issue Shares. Each Share of a Series shall represent an equal beneficial interest in the net assets of such Series. Each holder of Shares of a Series or Class shall be entitled to receive his pro rata share of all distributions made with respect to such Series or Class. Upon redemption of his Shares, such Shareholder shall be paid solely out of the funds and property of such Series. The Trustees may change the name of any Series or Class. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Trustees may by resolution abolish that Series or Class and rescind the establishment and designation thereof.

OWNERSHIP OF SHARES

     3. The ownership of Shares shall be recorded in the books of the Trust or a transfer or similar agent. The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust shall be conclusive as to who are the record holders of Shares and as to the number of Shares held from time to time by each such Shareholder.

INVESTMENT IN THE TRUST

     4. The Trustees shall accept investments in the Trust from such persons and on such terms as they may from time to time authorize. Such investments may be in the form of cash or securities in which the appropriate Series is authorized to invest, valued in the same manner as are the Trust's portfolio securities as provided in Article X, Section 3. Upon the initial contribution of capital, the number of Shares to represent the initial contribution may in the Trustees' discretion be considered as outstanding and the amount received by the Trustees on account of the contribution shall be treated as an asset of the Trust. Subsequent investments in the Trust shall be credited to each Shareholder's account in the form of full or fractional Shares at the Net Asset Value per Share next determined after the investment is properly received in good form; provided, however, that the Trustees may, in their sole discretion, impose a sales charge upon investments in the Trust.

ASSETS AND LIABILITIES OF SERIES AND CLASSES

     5. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such

proceeds in whatever form the same may be), shall be referred to as "assets belonging to" that Series. In addition any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such manner as they, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes and shall be referred to as assets belonging to that Series. The assets belonging to each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the Series or Classes or, if appropriate, between or among any one or more of the Series or Classes and any other investment company advised by the same investment adviser, in such manner as the Trustees in their sole discretion deem fair and equitable. In each case, each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes. Any creditor of any Series may look only to the assets of that Series to satisfy such creditor's debt.

NO PREEMPTIVE RIGHTS

     6. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees.

STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY

     7. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust or entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property nor any right to call for a partition or division of the same or for an accounting. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust and its assets (but the omission of such a recitation shall not operate to bind any Shareholder).

                           ARTICLE IV

                          THE TRUSTEES

MANAGEMENT OF THE TRUST

     1. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to fully carry out that responsibility.

ELECTION: INITIAL TRUSTEES

     2. The initial Trustees shall be Robert H. Perkins, Gregory E. Wolf, Burt W. Engelberg, John R. Hall and Keith L. Cook and such other individuals as the Board of Trustees shall appoint pursuant to Section 4 of Article IV. The Trustees shall be elected by the Shareholders of the Trust at the first meeting of Shareholders immediately prior to the date that the Trust acquires assets in addition to the original contribution of the settlor, and the term of office of the initial Trustees in office before such election shall terminate at the time of such election.

TERM OF OFFICE OF TRUSTEES

     3. The Trustees shall hold office during the lifetime of this Trust, and until its termination as hereinafter provided; except (a) that any Trustee may resign his trust by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed at any time by written instrument, signed by at least three-fourths of the number of Trustees prior to such removal (but not including any Trustee who is the subject of the removal), specifying the date when such removal shall become effective; (c) that any Trustee who requests in writing to be retired or who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) a Trustee may be removed at any special meeting of the Trust by a vote of two-thirds of the outstanding Shares or such lesser vote as may be mandated by the 1940 Act. As used herein, "incapacitated" and "incapacity" shall mean the inability of a Trustee, for a period of 90 days, whether or not consecutive, during a 180 day period, to perform his duties or obligations to the Trust, as determined by at least three-fourths of the number of the remaining Trustees.

RESIGNATION AND APPOINTMENT OF TRUSTEES

     4. In case of the declination, death, resignation, retirement or removal of any of the Trustees, or in case a vacancy shall, by reason of an increase in number, or for any other reason, exist, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit consistent with the limitations under the 1940 Act. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by a recording in the records of the Trust, whereupon the appointment shall take effect. Within three (3) months of such appointment the Trustees shall cause notice of such appointment to be mailed to each Shareholder at his address as recorded on the books of the Trust. An appointment of a Trustee may be made by the Trustees then in office and notice thereof mailed to Shareholders as aforesaid in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted this trust, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. The power of appointment is subject to the applicable provisions of the 1940 Act.

TEMPORARY ABSENCE OF TRUSTEE

     5. Any Trustee may, by power of attorney, delegate his powers hereunder for a period not exceeding six (6) months at any one time to any other Trustee or Trustees, provided that in no case shall less than two (2) Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

NUMBER OF TRUSTEES

     6. The number of Trustees serving hereunder shall initially be five (5), but may hereafter be increased or decreased at any time by the Trustees provided that there shall be at least three (3).

     Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, or while any Trustee is absent from The Commonwealth of Massachusetts or, if not a domiciliary of Massachusetts, is absent from his state of domicile, or is incapacitated by reason of disease or otherwise, the other Trustees shall have all the power hereunder, and the certificate of the other Trustees of such vacancy, absence or incapacity, shall be conclusive, provided, however, that no vacancy shall remain unfilled for a period longer than nine (9) calendar months.

EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE

     7. The death, declination, resignation, retirement, removal, incapacity, or disability of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

OWNERSHIP OF ASSETS OF THE TRUST

     8. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the assets of the Trust shall at all times be considered as vested in the Trustees. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial interest in the Trust.


                            ARTICLE V

                     POWERS OF THE TRUSTEES

POWERS

     1. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purpose of this Trust. Subject to any applicable limitation in the Declaration of Trust or the Bylaws, the Trustees' power and authority shall include the power and authority:

     (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust.

     (b) To adopt Bylaws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that right is not therein reserved to the Shareholders.

     (c) To elect and remove such officers and appoint and terminate such agents, independent contractors or delegates as they consider appropriate.

     (d) To employ one or more banks, trust companies or other business firms as custodian of any assets of the Trust subject to any conditions set forth in the law, this Declaration of Trust or in the Bylaws, if any.

     (e) To retain a transfer agent and Shareholder servicing agent, or both.

     (f) To provide for the issuance and distribution of Shares of the Trust or Series or Class thereof, either through a Principal Underwriter in the manner hereinafter provided for or by the Trust itself (including issuances and distributions of Shares pursuant to any written plan which meets the requirements of Section 12 of the 1940 Act and Rule 12b-1 thereunder, and any written agreements relating to the implementation of such plan), or both, or to temporarily or permanently discontinue such issuance or distribution.

     (g) To set record dates in the manner hereinafter provided for.

     (h) To delegate such authority as they consider desirable to any officers of the Trust and to any agent, subagent, custodian, underwriter, independent contractor, delegatee, manager or investment adviser.

     (i) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article XIII, Section 4(b) hereof.

     (j) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper.

     (k) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities.

     (l) To hold any security or property (i) in a form not indicating any trust, whether in bearer, bookkeeping entry, unregistered or other negotiable form, or (ii) either in its own name or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of investment companies.

     (m) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article III.

     (n) To allocate assets, liabilities and expenses of the Trust to a particular Series or Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article III.

     (o) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation, partnership, or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation, partnership, or concern, and to pay calls or subscriptions with respect to any security held in the Trust.

     (p) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes.

     (q) To pay dividends and other distributions of income and of capital gains to Shareholders in the manner hereinafter provided for.

     (r) To borrow money or securities to the extent permitted by the 1940 Act. The Trustees shall not pledge, mortgage or hypothecate the assets of the Trust except that, to secure borrowings, the Trustees may pledge securities.

     (s) To establish, from time to time, a minimum or maximum total, investment for Shareholders, and to require the redemption in whole or in part, of the Shares of any Shareholders
(i) whose investment is less than or greater than such minimum or maximum, as the case may be, or (ii) by lot or other means the Trustees deem equitable, sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for qualification of any Series as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code") and to refuse to transfer or issue any Shares to any person whose acquisition of Shares in question would, in the Trustee's judgment, result in such disqualification, upon giving notice to such Shareholder.

     (t) To adopt such form or forms of Share certificates as the Trustees may, from time to time, deem appropriate.

     (u) Such other powers and authority as are commonly exercised by or permitted to investment companies.

     The clauses above shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order. In construing this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.

TRUSTEES AND OFFICERS AS SHAREHOLDERS

     2. Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such person or any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares, and all subject to any restrictions which may be contained in the Bylaws.

ACTION BY THE TRUSTEES

     3. The Trustees shall act by majority vote at a meeting duly called at which a quorum is present or by unanimous written consent without a meeting. Trustees may participate in any meeting in person or by telephone conference provided that all participants are able to hear one another, subject to any requirement under the 1940 Act that a particular action be taken at a meeting of the Trustees in person. At any meeting of the Trustees, a majority of the Trustees shall constitute a quorum. Meetings of the Trustees may be called orally or in writing by the Chairman of the Trustees or at his order or discretion or by any two other Trustees. Notice of the time, date and place of all meetings of the Trustees shall be given by the party calling the meeting to each Trustee in the manner provided in the Bylaws. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one of their number their authority to approve particular matters or take particular actions on behalf of the Trust. Any written consent or waiver may be provided and delivered to the Trust by facsimile or other similar electronic mechanism.

CHAIRMAN OF THE TRUSTEES

     4. The Trustees may appoint one of their number to be a non-officer Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees, and he may be without limitation the chief executive, financial and accounting officer of the Trust.

                           ARTICLE VI

                      EXPENSES OF THE TRUST

TRUSTEE REIMBURSEMENT

     1. Subject to the provisions of Article III, Section 5, the Trustees shall be reimbursed from the Trust estate or the assets belonging to the appropriate Series for their expenses and disbursements, including, without limitation, interest expenses, taxes, fees and commissions of every kind, expenses of pricing Trust portfolio securities, expenses of issue, repurchase and redemption of shares including expenses attributable to a program of periodic repurchases or redemptions, under Federal and State laws and regulations, charges of custodians, transfer

agents, and registrars, expenses of preparing and setting up in type Prospectuses and Statements of Additional Information, expenses of printing and distributing Prospectuses sent to existing Shareholders, auditing and legal expenses, reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expenses, association membership dues and for such non-recurring items as may arise, including litigation to which the Trust is a party, and for all losses and liabilities by them incurred in administering the Trust, and for the payment of such expenses, disbursements, losses and liabilities. The Trustees shall have a lien on the assets belonging to the appropriate Series prior to any rights or interests of the Shareholders thereto. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.


                           ARTICLE VII

            INVESTMENT ADVISER, PRINCIPAL UNDERWRITER
                       AND TRANSFER AGENT

INVESTMENT ADVISER

     1. Subject to the requirements of the 1940 Act, the Trustees may in their discretion from time to time enter into one or more investment advisory or management contract(s) with respect to the Trust or any Series thereof whereby the other party(ies) to such contract(s) shall undertake to furnish the Trustees such management, investment advisory, statistical and research facilities and service and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize the investment adviser(s) (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales and exchanges shall be deemed to have been authorized by all of the Trustees.

     The Trustees may, subject to applicable requirements of the 1940 Act, including those relating to Shareholder approval, authorize the investment adviser to employ one or more sub-advisers from time to time to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and subadviser. Any reference in this Declaration of Trust to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

PRINCIPAL UNDERWRITER

     2. The Trustees may in their discretion from time to time enter into contract(s) providing for the sale of the Shares, whereby the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as may be prescribed in the Bylaws, if any,

and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article VII, or of the Bylaws, if any; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust.

TRANSFER AGENT

     3. The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party shall undertake to furnish the Trustees with transfer agency and/or Shareholder services. The contracts shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Declaration of Trust or of the Bylaws, if any. Such services may be provided by one or more entities.

PARTIES TO CONTRACT

     4. The Trust may enter into any contract with any corporation, firm, partnership, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, partner or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article VII or the Bylaws, if any.

PROVISIONS AND AMENDMENTS

     5. Any contract entered into pursuant to Sections 1 and 2 of this Article VII and any amendments thereof shall be consistent with and subject to the requirements of the 1940 Act (including any amendments thereof or other applicable Act of Congress hereafter enacted) with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof.

                          ARTICLE VIII

            SHAREHOLDERS' VOTING POWERS AND MEETINGS

VOTING POWERS

     1. The Shareholders shall have power to vote (i) for the election of Trustees as provided in Article IV, Section 2,
(ii) for the removal of Trustees as provided in Article IV,
Section 3(d), (iii) with respect to any investment advisory or management contract as provided in Article VII, Section 1, (iv) with respect to the amendment of this Declaration of Trust as provided in Article

XIII, Section 7, (v) to the same extent as the shareholders of a Delaware business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, provided, however, that a Shareholder of a particular Series or Class shall not be entitled to bring any derivative or class action on behalf of any other Series or Class of the Trust, and (vi) with respect to such additional matters relating to the Trust as may be required or authorized by Federal or state law, by this Declaration of Trust, or the Bylaws, if any, or any registration of the Trust with the Securities and Exchange Commission (the "Commission"), as the Trustees may consider desirable. On any matter submitted to a vote of the Shareholders, all Shares shall be voted by individual Series or Class, except (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series or Class or
(ii) when the Trustees have determined that the matter affects only the interests of one or more Series or Classes, then only the Shareholders of such Series or Classes shall be entitled to vote thereon.

     Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. The Bylaws may provide that proxies may be given by any electronic or telecommunications device or in any other manner, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of the Trust or of any Series or Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. Until Shares of a Series or Class are issued, as to that Series or Class the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Declaration of Trust or the Bylaws.

MEETINGS

     2. The first Shareholders' meeting shall be held at the time specified in Section 2 of Article IV at the principal office of the Trust or such other place as the Trustees may designate. Special meetings of the Shareholders of any Series or Class may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least one-fifth (1/5th) of the outstanding Shares of such Series or Class entitled to vote, except in cases where a lesser percentage of such Series of Class is required by the 1940 Act. Whenever ten
(10) or more Shareholders meeting the qualifications set forth in
Section 16(c) of the 1940 Act, as the same may be amended from time to time, seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of said Section 16(c) with respect to providing such Shareholders access to the list of the Shareholders of record of the Trust or the mailing of such materials to such Shareholders of record. Shareholders shall be entitled to at least ten (10) days' notice of any meeting.

QUORUM AND REQUIRED VOTE

     3. A majority of Shares entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust permits or requires that holders of any Series or Class shall vote as a Series or Class, then a majority of the aggregate number of Shares of that Series or Class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series or Class. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration of Trust or the Bylaws or the 1940 Act, a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any Series or Class shall vote as a Series or Class, then a majority of the Shares of that Series or Class voted on the matter shall decide that matter insofar as that Series or Class is concerned.

                           ARTICLE IX

                            CUSTODIAN

APPOINTMENT AND DUTIES

     1. The Trustees shall at all times employ one or several banks, trust companies, or other business firms, which may be Interested Persons of the Trust, as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws:

     (1) to hold the securities owned by the Trust and deliver the same upon written order;

     (2) to receive and give receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; and

     (3) to disburse such funds upon orders or vouchers; and the Trust may also employ such custodian or custodians as its agent:

          (i) to keep the books and accounts of the Trust and furnish clerical and accounting services; and

         (ii) to compute, if authorized to do so by the Trustees, the Net Asset Value of any Series or Class in accordance with the provisions hereof;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian(s). If so directed by a Majority Shareholder Vote, the custodian(s) shall deliver and pay over all property of the Trust held by it as specified in such vote.

     The Trustees may also authorize the custodian(s) to employ one or more sub-custodians, which may be Interested Persons of the Trust from time to time to perform such of the acts and services of the custodians and upon such terms and conditions, as may be agreed upon between the custodian(s) and such sub-custodian(s) and approved by the Trustees, provided that in every case such sub-custodian shall be a bank, trust company or other business firm organized under the laws of the United States or one of the states thereof or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act.

CENTRAL CERTIFICATE SYSTEM

     2. Subject to such rules, regulations and order as the Commission may adopt, the Trustees may direct the custodian(s) to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

                            ARTICLE X

                  DISTRIBUTIONS AND REDEMPTIONS

DISTRIBUTIONS

1.   (a)     The Trustees may from time to time declare and pay
dividends and other distributions. The amount of such dividends and other distributions and the payment of them shall be wholly in the discretion of the Trustees.

     (b) The Trustees shall have power, to the fullest extent permitted by the laws of Massachusetts, at any time to declare and cause to be paid dividends and other distributions on Shares of a particular Series, from the assets belonging to that Series, which dividends or other distributions, at the election of the Trustees, may be paid daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, and may be payable in Shares of that Series at the election of the Trustees or each Shareholder of that Series. All dividends and other distributions on Shares of a particular Series shall be distributed pro rata to the Shareholders of that Series in proportion to the number of Shares of that Series they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series.

REDEMPTION OF SHARES

     2. In case any holder of record of Shares of a particular Series desires to dispose of his Shares, he may deposit at the office of the transfer agent or other authorized agent of that Series, in accordance with any procedures established by the Trustees, a written request or such other form of request as the Trustees may from time to time authorize, requesting that the Series redeem or purchase the Shares in accordance with this Section 2; and the Shareholders so requesting shall be entitled to require the Series to redeem or purchase, and the Series or the Principal Underwriter of the Series shall redeem or purchase his said Shares, but only at the next determined Net Asset Value thereof (as described in Section 3 hereof). The Series shall make payment for any such Shares to be redeemed or purchased, as aforesaid, in cash or, if permitted by law, at the Trustees' election in kind from the assets of that Series and payment for such Shares shall be made by the Series or the Principal Underwriter of the Series to the Shareholder of record within seven (7) days after the date upon which the request is effective.

DETERMINATION OF NET ASSET VALUE AND VALUATION OF PORTFOLIO
ASSETS

     3. The term "Net Asset Value" of any Series shall mean that amount which the assets of each Series or Class exceed its liabilities, all as determined by or under the direction of the Trustees. Such value per Share shall be determined separately for each Series or Class of Shares and shall be determined on such days and at such times as the Trustees may determine. Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees, provided, however, that the Trustees, without Shareholder approval, may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act and the interpretations thereof promulgated or issued by the Commission or insofar as permitted by any order of the Commission applicable to the Series. The Trustees may delegate any of their powers and duties under this Section 3 with respect to appraisal of assets and liabilities. At any time the Trustees may cause the value per Share last determined to be determined again in similar manner and may fix the time when such redetermined value shall become effective.

SUSPENSION OF THE RIGHT OF REDEMPTION

     4. The Trustees may declare a suspension of the right of redemption or postpone the date of payment as permitted under the 1940 Act. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration or suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the next-determined Net Asset Value per Share after the termination of the suspension.

                           ARTICLE XI

            COMPENSATION AND LIMITATION OF LIABILITY
                    OF TRUSTEES COMPENSATION

     1. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

LIMITATION OF LIABILITY

     2. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees shall not be responsible for or liable in any event for neglect or wrongdoing of them or any officer, agent, employee or investment adviser of the Trust, but nothing contained herein shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Every note, bond, contract, instrument, certificate or undertaking and every other act or obligation whatsoever executed or performed by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

                           ARTICLE XII

                         INDEMNIFICATION

COVERED PERSONS

1.   (a)     Subject to the exceptions and limitations contained
in paragraph (b) of this Section 1 below:

             (i) every person who is, or has been, a Trustee or officer of the Trust (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") shall be indemnified by the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof; and

             (ii) the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative or other, including appeals), actual or threatened while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

     (b) No indemnification shall be provided hereunder to a Covered Person:

             (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, unless, and only to the extent that, such court or body shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the Covered Person is fairly and reasonably entitled to indemnification or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

             (ii) in the event of a settlement, unless there has been a determination that such Trustee or officer was not liable by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office,

                     (A)            by the court or other body
approving the settlement;

                     (B)  by at least a majority of those
Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

                     (C)  by written opinion of independent legal
counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); provided, however, that any Shareholder may, by appropriate legal proceedings, challenge any such determination by the Trustees, or by independent counsel.

     (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law.

     (d) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this
Section 1 may be paid by the applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the applicable Series if it is ultimately determined that he is not entitled to indemnification under this
Section 1; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking,
(ii) the Trust is insured against losses arising out of any such advance payments or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial type inquiry or full investigation), that there is reason to believe that such Covered Person will be found entitled to indemnification under this Section 1.

     (e) The Trust shall be entitled to assume the defense of any such claim, suit, action or proceeding, with counsel approved by the Covered Person to be indemnified, upon the delivery to such Covered Person of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Covered Person to be indemnified, and the retention of such counsel by the Trust, the Trust will not be liable to the Covered Person to be indemnified for any fees of counsel subsequently incurred by such Covered Person with respect to the same proceeding, provided that (i) such Covered Person shall have the right to employ his own counsel in any such claim, suit, action or proceeding at his own expense and (ii) if (A) the employment of counsel by such Covered Person has been previously authorized by the Trust, (B) such Covered Person shall have reasonably concluded that there may be a conflict of interest between the Trust and such Covered Person in the conduct of any such defense, or (C) the Trust shall not, in fact, have employed counsel to assume the defense of such claim, suit, action or proceeding, then the fees and expenses of any counsel retained by such Covered Person shall be at the expense of the Trust.

     (f) If this Section 1 is revoked or amended to eliminate or reduce the effect thereof, the indemnification and advancement of expenses provided by, or granted pursuant to, this Section 1 shall continue to be effective for Covered Persons entitled to indemnification hereunder prior to such revocation or amendment with respect to matters arising prior to such revocation or amendment. Nothing herein is intended to require or shall be construed as requiring the Trust to do or fail to do any act in violation of applicable law.

SHAREHOLDERS

     2. In case any Shareholder or former Shareholder of any Series of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expenses arising from such liability. The Trust, on behalf of the Series, shall, upon request by the Shareholder, assume the defense of any such claim made against such Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

                          ARTICLE XIII

                          MISCELLANEOUS

TRUST NOT A PARTNERSHIP; TRUSTEES, SHAREHOLDERS, ETC.
NOT PERSONALLY LIABLE; NOTICE

     1. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Series for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder. Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers shall give notice that this Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and shall recite to the effect that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recital as he or they may deem appropriate, but the omission

thereof shall not operate to bind any Trustee or Trustees or officer or officers or Shareholder or Shareholders individually.

TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE,
NO BOND OR SURETY

     2. The exercise by the Trustees of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of Section 1 of this Article XIII and to Article XII, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of Section 1 of this Article XIII and to Article XII, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

ESTABLISHMENT OF RECORD DATES

     3. The Trustees may close the stock transfer books of the Trust for a period not exceeding sixty (60) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders, or the date for payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or other distribution, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as aforesaid.

TERMINATION OF TRUST

4.           (a)     This Trust shall continue without limitation
of time but subject to the provisions of paragraph (b) of this
Section 4.

             (b) Subject to a Majority Shareholder Vote of each Series affected by the matter or, if applicable, to a Majority Shareholder Vote of the Trust, the Trustees may:

             (i) sell and convey all or substantially all the assets of the Trust or any affected Series to another trust, partnership, association or corporation organized under the laws of any state for adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares of beneficial interest or stock of such trust, partnership, association or corporation; or

             (ii) at any time sell and convert into money all of the assets of the Trust or any affected Series.

     Upon making provision for the payment of all such liabilities in either (i) or (ii), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the holders of the Shares of the Trust or any affected Series then outstanding; however, the payment to any particular Class of such Series may be reduced by any fees, expenses or charges allocated to that Class or Series.

     (c) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in paragraph (b), the Trust or any affected Series shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be canceled and discharged.

FILING OF COPIES, REFERENCES, HEADINGS, GENDER, ETC.

     5. The original or a copy of this instrument and of each declaration of trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each supplemental declaration of trust shall be filed by the Trustees with the Secretary of The Commonwealth of Massachusetts, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such supplemental declarations of trust have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this instrument or of any such supplemental declaration of trust. In this instrument or in any such supplemental declaration of trust, references to this instrument, and all expressions like "herein," "hereof" and "hereunder,"

shall be deemed to refer to this instrument as amended or affected by any such supplemental declaration of trust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts, each of which shall be deemed an original. In the case of all terms used in this instrument, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires.

APPLICABLE LAW

     6. The trust set forth in this instrument is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered (a) according to the laws of said Commonwealth and (b) in a manner not inconsistent with the provisions of the 1940 Act. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers whichare ordinarily exercised by such a trust.

AMENDMENTS

     7. If authorized by votes of the Trustees and a Majority Shareholder Vote, or by any larger vote which may be required by applicable law or this Declaration of Trust in any particular case, the Trustees shall amend or otherwise supplement this instrument, by making a declaration of trust supplemental hereto, which thereafter shall form a part hereof, except that an amendment which shall affect the Shareholders of one or more Series but not the Shareholders of all outstanding Series shall be authorized by vote of the Shareholders holding a majority of the Shares entitled to vote of each Series affected and no vote of Shareholders of a Series not affected shall be required. Amendments having the purpose of changing the name of the Trust or supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote. Copies of the supplemental declaration of trust shall be filed as specified in Section 5 of this Article XIII.

FISCAL YEAR

     8. The fiscal year of the Trust shall end on a specified date as set forth in the Bylaws, provided, however, that the Trustees may, without Shareholder approval, change the fiscal year of the Trust. The Trust's principal business address is:

                                                  Suite 818
                                                  53 West Jackson
Boulevard
                                                  Chicago,
Illinois 60604

or such other address as the Trustees may determine from time to time.

The Trust's registered agent in Massachusetts is:

                                                  CT Corporation
System
                                                  2 Oliver Street

                                                  Boston, MA
02109

The Trust's principal business address in Massachusetts is:

                                                  CT Corporation
System
                                                  2 Oliver Street
                                                  Boston, MA
02109

SEVERABILITY

     Section 9. The provisions of this Declaration of Trust are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Declaration of Trust.

     IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument this 14th day of February, 1997.

                                                  TRUSTEES:




___________________________________
                                                  KEITH L. COOK




___________________________________
                                                  BURT W.
ENGELBERG




___________________________________
                                                  JOHN R. HALL




___________________________________
                                                  ROBERT H.
PERKINS




___________________________________
                                                  GREGORY E. WOLF



                                                  SETTLOR:




___________________________________
                                                  ROBERT H.
PERKINS


                         ACKNOWLEDGMENTS

                      THE STATE OF ILLINOIS


Cook, ss.                                         Chicago,
February ___, 1997

     Then personally appeared the above named Keith L. Cook, Jr.
and acknowledged the foregoing instrument to be his free act and deed, before me,



__________________________________
                                                  Notary Public
                                                  My Commission
expires:




Suffolk, ss.                                      Chicago,
February ___, 1997

     Then personally appeared the above named Burt W. Engelberg and acknowledged the foregoing instrument to be his free act and deed, before me,



___________________________________
                                                  Notary Public
                                                  My Commission
expires:




Suffolk, ss.                                      Chicago,
February ___, 1997

     Then personally appeared the above named John R. Hall and acknowledged the foregoing instrument to be his free act and deed, before me,



___________________________________
                                                  Notary Public
                                                  My Commission
expires:



Suffolk, ss.                                      Chicago,
February ___, 1997

     Then personally appeared the above named Robert H. Perkins and acknowledged the foregoing instrument to be his free act and deed, before me,



___________________________________
                                                  Notary Public
                                                  My Commission
expires:


Cook, ss.                                         Chicago,
February ___, 1997

     Then personally appeared the above named Gregory E. Wolf and acknowledged the foregoing instrument to be his free act and deed, before me,



___________________________________
                                                  Notary Public
                                                  My Commission
expires:


                              -29-